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                                                                 Exhibit 10.11.4

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of March 31, 2003, is made and entered into by and between John A. Burchett (the "Seller") and Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Corporation").

         WHEREAS, the Seller owns directly, beneficially and of record, 482,179 shares of the Corporation's common stock, par value $0.01 per share ("Common Stock"); and

         WHEREAS, the Seller desires to sell, and the Corporation desires to purchase, 20,000 shares of Common Stock (the "Shares"), on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the agreements, covenants, and representations hereinafter contained, the Seller and the Corporation, intending to be legally bound, hereby agree as follows:

         1.       SALE AND PURCHASE OF THE SHARES.

                  1.1 Agreement to Sell. Upon the terms and conditions set forth herein, the Seller shall sell, assign, transfer and deliver the Shares free and clear of all liens, claims, charges, pledges, security interests, pre-emptive rights, rights of first refusal, obligations, encumbrances and restrictions (collectively, "Liens"), to the Corporation at the Closing (as defined in Section 1.3), and the Corporation shall purchase and accept the Shares from the Seller at the Closing.

                  1.2 Purchase Price. In consideration of the sale, assignment, transfer and delivery of the Shares to the Corporation by the Seller, and in reliance on the representations and covenants hereinafter set forth, the aggregate purchase price for the Shares shall be $154,010.00 (the "Purchase Price"). In lieu of receiving any part of the Purchase Price in cash or otherwise, Seller hereby directs, instructs and authorizes the Corporation to apply the Purchase Price to satisfy in full the principal and interest accrued under that certain Promissory Note issued by the Seller to the Corporation on April 15, 1998, which principal and interest total $370,148.59 on the date hereof (the "Note"). In the event the Purchase Price exceeds the amount required to satisfy Seller's obligation to the Corporation under the Note in full, then the Corporation shall pay the Seller the excess amount in cash by check.

                  1.3 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated hereby (the "Closing") shall take place on March 31, 2003 by exchange of this Agreement and all other deliveries contemplated hereby executed by the parties, via facsimile followed by delivery of such executed documents via overnight delivery, provided that the Closing may take place by such other means or at such other time, date or place as may be mutually agreed upon by the parties to this Agreement in writing.
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                  1.4      The Seller's Obligations at Closing. At the Closing,
Seller will deliver to the Corporation the following:

                           (a)      certificate(s) representing the Shares (the
"Certificates"), accompanied by a Stock Power duly executed in blank and in substantially the form attached hereto as Exhibit A; and

                           (b)      such other documents and instruments as may
be required to consummate the transactions contemplated hereby.

                  1.5 Corporation's Obligations at Closing. At the Closing, the Corporation will:

                           (a)      apply the Purchase Price as directed in
Section 1.2 hereof; and

                           (b)      deliver to the Seller such documents and
instruments as may be required to consummate the transactions contemplated hereby.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Corporation that the statements contained in this
Section 2 are true and correct as of the date of this Agreement and will be true and correct as of the Closing:

                  2.1 Title to the Shares. The Seller is the sole beneficial and record owner of the Shares, and owns such Shares free and clear of any Liens (other than any Liens of the Corporation in connection with the Note) and has and at Closing will have full power and authority to convey such Shares free and clear of any Liens, and upon delivery of payment for the Shares as herein provided, the Seller will convey to the Corporation good title thereto free and clear of any Liens.

                  2.2 Capacity; Authority; Binding Effect. The Seller has the legal capacity to execute, deliver and perform this Agreement and each other document being executed in connection herewith to which he is a party. This Agreement has been duly and validly executed and delivered by the Seller and (assuming the due authorization, execution and delivery thereof by the Corporation) constitutes the legal, valid and binding obligation of the Seller, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights and remedies generally and subject to general principles of equity.

                  2.3 No Conflict. The execution, delivery and performance of this Agreement by the Seller do not and will not (a) violate or conflict with any law, ordinance, regulation, rule, code, order, judgment or decree applicable to the Seller, the Shares, or this Agreement; or (b) result in any breach of, or constitute a default (or event that, with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any of the Shares pursuant to, any contract to which the Seller is a party or by which the Shares are bound.


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                  2.4      Brokers and Advisors. The Seller has not taken any
action which would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee or like payment.

         3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to Seller that the statements contained in this Section 3 are true and correct as of the date of this Agreement and will be true and correct as of the Closing:

                  3.1 Organization. The Corporation is a corporation validly existing under the laws of the state of Maryland.

                  3.2 Authority; Binding Effect. The Corporation has been duly authorized to execute and deliver this Agreement and each other document being executed in connection herewith to which the Corporation is a party. This Agreement has been duly and validly executed and delivered by the Corporation and (assuming the due authorization, execution and delivery thereof by the Seller) constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights and remedies generally and subject to general principles of equity.

                  3.3 Brokers and Advisors. The Corporation has not taken any action which would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee or like payment.

         4. COVENANTS OF CORPORATION. The Corporation covenants to the Seller that, except as otherwise consented to in writing by the Seller, from and after the date of this Agreement, the Corporation will use its best efforts to cause all of the conditions described in Sections 7.1 and 7.2 of this Agreement to be satisfied. In the event the Certificates represent shares of Common Stock in excess of the Shares to be sold hereunder (such number of shares of Common Stock in excess of the Shares, the "Excess Shares"), then the Corporation will use its best efforts to provide to EquiServe, as transfer agent for the Corporation (the "Transfer Agent") the documents reasonably needed by the Transfer Agent, and to otherwise cooperate with the Seller and the Transfer Agent, in order for the Transfer Agent to issue certificate(s) representing the Excess Shares to Seller, and to issue certificate(s) representing the Shares to the Corporation, as soon after Closing as practicable.

         5. COVENANTS OF THE SELLER. Seller covenants to the Corporation that, except as otherwise consented to in writing by the Corporation, from and after the date of this Agreement, Seller will use his best efforts to cause all of the conditions described in Sections 6.1 and 6.2 of this Agreement to be satisfied. In the event the Certificates include Excess Shares, Seller will use his best efforts to provide to the Transfer Agent the documents reasonably needed by the Transfer Agent, and to otherwise cooperate with the Corporation and the Transfer Agent, in order for the Transfer Agent to issue certificate(s) representing the Shares to the Corporation,


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and to issue certificate(s) representing the Excess Shares to Seller, as soon after Closing as practicable.

         6. CONDITIONS TO THE CORPORATION'S OBLIGATIONS. Unless waived by the Corporation in writing in its sole discretion, all obligations of the Corporation under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  6.1 Representations, Warranties and Covenants of the Seller. The representations and warranties of the Seller contained in Section 2 of this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time; Seller shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by him prior to the Closing.

                  6.2 Closing Deliveries of the Seller. Seller shall have made the Closing deliveries required pursuant to Section 1.4.

                  6.3 Legal Matters. No claim, action, suit, arbitration, investigation or other legal or administrative proceeding shall have been brought or threatened which questions the validity or legality of the transactions contemplated hereby. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced which prohibits the transactions contemplated hereby.

         7. CONDITIONS TO THE SELLER'S OBLIGATIONS. Unless waived by the Seller in writing, all obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  7.1 Representations, Warranties and Covenants. The representations and warranties of the Corporation contained in Section 3 of this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time; the Corporation shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

                  7.2 Closing Deliveries of Corporation. The Corporation shall have taken the actions required pursuant to Section 1.5.

                  7.3 Legal Matters. No claim, action, suit, arbitration, investigation or other legal or administrative proceeding shall have been brought or threatened which questions the validity or legality of the transactions contemplated hereby. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced which prohibits the transactions contemplated hereby.


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         8.       INDEMNIFICATION.

                  8.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement, shall be deemed material and shall be deemed to have been relied upon by the parties hereto. All of the representations, warranties, covenants, and agreements made by the parties hereto shall survive the execution and delivery of this Agreement and the Closing hereunder until the time on which the applicable statute of limitations has expired or indefinitely if no statute of limitation applies. There shall be no termination of any such representation or warranty as to which any actions, suit, claim, or counterclaim or legal, administrative or arbitration proceeding or investigation has been asserted prior to the termination of such survival period.

                  8.2 Indemnification by the Seller. Seller shall indemnify, defend, save and hold the Corporation and any of its agents, representatives, successors or assigns, harmless from and after the Closing against and in respect of any and all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") asserted against, imposed upon, resulting to, required to be paid by, or incurred by the Corporation, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for:

                           (a)      any breach by him of any representation or
warranty contained in this Agreement; or

                           (b)      any breach or nonfulfillment of any covenant
or agreement made by him in this Agreement.

                  8.3 Indemnification by Corporation. The Corporation shall indemnify, defend, save and hold Seller and any of his agents, representatives, or heirs harmless from and after the Closing against and in respect of any and all Losses asserted against, imposed upon, resulting to, required to be paid by, or incurred by Seller, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for:

                           (a)      any breach by the Corporation of any
representation or warranty contained in this Agreement; or

                           (b)      any breach or nonfulfillment of any covenant
or agreement made by the Corporation in this Agreement.

                  8.4 Notice and Defense. If at any time the Corporation or any of its agents, representatives, successors or assigns, or Seller or any of his agents, representatives or heirs (the "Indemnified Party") believes that it has suffered or incurred, or will suffer or incur, or shall receive notice of, any asserted Losses claimed to give rise to indemnification under Section 8.2 or 8.3, the Indemnified Party shall promptly give notice thereof ("Claims Notice") to the indemnifying party (the "Indemnifying Party") of any such Losses. The Claims Notice shall set forth a brief description of the Losses, and, if known or reasonably estimable, the amount of the


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Losses that have been or may be suffered by the Indemnified Party. The failure of the Indemnified Party to give any notice required by this Section 8.4 shall not affect the Indemnified Party's rights under this Section 8 or otherwise except to the extent that such failure is prejudicial to the rights or obligations of the Indemnifying Party.

                  8.5 Third Party Claims. If any Losses relate to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), the Indemnifying Party shall be entitled to participate in the defense of any such Third Party Claim at the sole cost and expense of the Indemnifying Party through counsel chosen by the Indemnifying Party and approved by the Indemnified Party (which approval shall not be unreasonably withheld); provided, however, that any compromise or defense shall be conducted in a manner which is reasonable and not contrary to the Indemnified Party's interests and the Indemnified Party shall in all events have a right to veto any compromise or defense that is unreasonable or which would jeopardize in any material respect any assets or business of the Indemnified Party or any of its affiliates or increase the potential liability of, or create a new liability for, the Indemnified Party or any of its affiliates and, provided further that the Indemnifying Party shall in all events indemnify the Indemnified Party and its affiliates against any Losses resulting from the manner in which such Third Party Claim is compromised or defended, including any failure to pay any such claim while such litigation is pending. If the Indemnifying Party does so undertake to compromise and defend a claim, the Indemnifying Party shall notify the Indemnified Party of its intention to do so within thirty (30) days after receipt of a Claims Notice. Even if the Indemnifying Party undertakes to compromise or defend a claim, the Indemnified Party shall have the right to defend, compromise or settle any Third Party Claim for which a claim for indemnification has been made hereunder upon notice to the Indemnifying Party and by waiving any right against the Indemnifying Party with respect to such Third Party Claim. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise of or defending of any such liabilities or claims. In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment, at its own cost and expense, of advisory counsel of its own choosing.

         9.       MISCELLANEOUS.

                  9.1 Expenses. Except as otherwise set forth herein, each party to this Agreement shall pay all of its expenses relating hereto, including any income, capital gains, sales, transfer or documentary taxes, and fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated.


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                  9.2      Notices. Except as otherwise provided herein, all
notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and shall be addressed:

                           (a)      If to the Corporation:

                                    Hanover Capital Mortgage Holdings, Inc.
                                    379 Thornall Street
                                    Edison, New Jersey 08837
                                    Attn:  General Counsel
                                    Telephone:       (732) 548-0101
                                    Telecopy:        (732) 548-0286

                                    with a copy to:

                                    Piper Rudnick LLP
                                    6225 Smith Avenue
                                    Baltimore, Maryland  21209
                                    Attn:  R. W. Smith, Jr., Esq.
                                    Telephone:       (410) 580-3000
                                    Telecopy:        (410) 580-3001

                           (b)      If to the Seller:

                                    John A. Burchett
                                    896 Highland Avenue
                                    Westfield, New Jersey 07090
                                    Telephone:       (732) 548-0101
                                    Telecopy:        (732) 548-0286

All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or by overnight delivery or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the others.

                  9.3 Entire Agreement. This Agreement is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings between the parties regarding the transactions contemplated herein, whether written or oral, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. Notwithstanding any of the foregoing, nothing in this Agreement shall be deemed to modify, amend, terminate or vitiate, in any way, the terms of the Note, and Seller shall remain obligated by the terms of the Note until the Seller satisfies the Note pursuant to the terms thereof.

                  9.4 General. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this


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Agreement. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender, as the sense and circumstances require. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be effective only upon execution by both parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto, except that the Corporation may assign this Agreement to one or more of its subsidiaries or affiliates, provided that the Corporation shall remain primarily liable on this Agreement, notwithstanding any assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

                  9.5 Consultation with Attorney. Seller acknowledges that he has consulted with independent legal counsel of his choosing regarding the terms of this Agreement before signing it and that in executing this Agreement he has not relied upon any representations or statements by the Corporation or any of its shareholders, agents, representatives, employees, or attorneys regarding the subject matter, basis or effect of this Agreement.

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IN WITNESS WHEREOF, the Seller and the Corporation have caused this Agreement to be duly executed as of the date first above written.

WITNESS/ATTEST:                    THE SELLER:

/s/ John F. Lanahan                /s/ John A. Burchett                   [SEAL]
----------------------             ---------------------------------------
                                   John A. Burchett

                                   CORPORATION:
                                   HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

/s/ John F. Lanahan                By: /s/ J. Holly Loux                  [SEAL]
----------------------                ------------------------------------
                                   Name:  J. Holly Loux
                                   Title: Chief Financial Officer


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                                    EXHIBIT A

                               FORM OF STOCK POWER

         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Corporation"), 20,000 shares of common stock, $0.01 par value per share, of the Corporation, standing in the name of the undersigned on the books of the Corporation, represented by Stock Certificate Number [___], and the undersigned does hereby irrevocably constitute and appoint _____________________, as secretary to transfer the said stock on the books of the Corporation with full power of substitution.

Dated: March 31, 2003


                                             /s/ John A. Burchett
                                             -----------------------------
                                             John A. Burchett



State of New Jersey      )
                         ) ss:
County of Middlesex      )

         Subscribed and sworn to before me, the undersigned, an Attorney at Law in the State of New Jersey, in and for the County of Middlesex, this 31st day of March 2003, by John A. Burchett, known to me (or satisfactorily proven) to be the person named in the foregoing Stock Power, who made oath that the matters and facts stated therein are true and correct to the best of his or her knowledge, information, and belief.

                                             /s/ John F. Lanahan
                                             --------------------------------
                                             John F. Lanahan
                                             Attorney at Law
                                             State of New Jersey